Exhibit (99)-1

PROXY	SUPERIOR BANCORP	PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SUPERIOR BANCORP
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 23, 2006
     The undersigned hereby appoints C. Stanley Bailey and C. Marvin Scott, either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys-in-fact and Proxies of the undersigned to vote all shares of common stock of Superior Bancorp which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 1:00 p.m. C.D.T. on Wednesday, August 23, 2006, at Superior Bancorp’s principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, and at any and all adjournments thereof:
1.	Merger. A proposal to approve the plan of merger contained in the Agreement and Plan of Merger between Superior Bancorp and Kensington Bankshares, Inc., pursuant to which Kensington Bankshares will be merged with and into Superior Bancorp, as more fully described in the joint proxy statement/prospectus.
☐   FOR                    ☐   AGAINST                    ☐   ABSTAIN
2.	Other Business. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the special meeting or any postponement or adjustments of the special meeting.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
     Please sign exactly as name appears on the stock records of Superior Bancorp. When shares are held jointly, both are requested to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signed as a corporation, please sign full corporate name by an authorized officer.

Dated:	, 2006

(Print Name)

(Signature of Stockholder(s)

PLEASE DATE, SIGN AND RETURN THIS PROXY TO SUPERIOR BANCORP IN THE ENCLOSED ENVELOPE. THANK YOU.